EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2) and related Prospectus of Owlstone Nanotech, Inc. for the registration of 6,000,000 shares of its common stock and to the incorporation therein of our report dated October 28, 2005, with respect to the consolidated financial statements of Owlstone Nanotech, Inc. for the period ended December 31, 2004.



/S/ HALL & COMPANY
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HALL & COMPANY
IRVINE, CALIFORNIA
NOVEMBER 1, 2005